Exhibit 10.20.1
RESOLUTIONS
OF THE BOARD OF DIRECTORS
OF APPLETON PAPERS INC.

WHEREAS, Appleton Papers Inc. (the “Company”) sponsors the Appleton Papers Inc. Retirement Plan, as amended through August 10, 2006 (the “Plan”), for the exclusive benefit of its eligible employees and their eligible beneficiaries;

WHEREAS, pursuant to Section 11.01 of the Plan, the Company, by action of its Board of Directors, may amend the Plan in whole or in part, at any time or from time to time; and

WHEREAS, the Company desires to amend the Plan, effective January 1, 2008, to (i) provide that no individual hired (or re-hired) on or after January 1, 2008, shall be eligible to participate in the Plan, and (ii) to freeze benefits accrued under the Plan as of:  (1) April 1, 2008, with respect to Plan participants who elect to participate in a “Mandatory Profit Sharing Contribution” under the Appleton Papers Inc. Retirement Savings and Employee Stock Ownership Plan (as such term is defined therein), or (2) January 1, 2015, in the case of any other Plan participant.

NOW THEREFORE, it is:

RESOLVED, that the amendments to the Appleton Papers Inc. Retirement Plan, as amended through August 10, 2006 (the “Plan”), and as further amended, in the form affixed hereto as Exhibit B, be and they hereby are approved and adopted, effective January 1, 2008 (with certain other effective dates as set forth therein):

FURTHER RESOLVED, that the officers of the Company and/or the Plan’s Pension Benefit Finance Committee, be, and each of them hereby is, authorized and directed to do or to cause to be done all further acts and things as they or any of them shall deem necessary or advisable or convenient and proper in connection with or incidental to the consummation and carrying into effect of the transactions contemplated by the foregoing resolution, including the incorporation of the amendments into an Amendment of Restatement of the Plan and/or the execution, acknowledgment and delivery of any and all certificates, instruments or documents which may be reasonably required or which may be considered supplemental thereto, and that all such actions so taken be and they hereby are ratified, approved, confirmed and adopted.

FURTHER RESOLVED, except as set forth above, the Plan is ratified and confirmed in its entirety.

Exhibit B

Amendment 1

Section 1.17 is amended by adding the following provision, to be identified as subsection (f), as follows:

(f)
Notwithstanding any other provision of the Plan to the contrary (including, without limitation, any Appendix or Supplement to the Plan), effective January 1, 2008, the term “Final Average Monthly Compensation” means the monthly average of a Participant’s Compensation from the Company for the highest five (5) consecutive Plan Years during the last ten (10) Plan Years ending with or immediately preceding the last day worked prior to the earlier of:

(1)
January 1, 2008, in the case of a Participant who (A) has made the election referred to in Section 2.05(a), (B) terminated employment with the Company prior to January 1, 2008, and is reemployed at any time thereafter, or (C) is transferred (or re-transferred) to the employment of the Company from an Affiliate, on or after January 1, 2008; or

(2)	January 1, 2015, in the case of any other Participant who has not retired or otherwise incurred a Termination of Employment prior to January 1, 2015.

Subject to the foregoing, if the Participant’s period of Service is less than five (5) Plan Years, Compensation shall be averaged over the participant’s total period of Service.

Amendment 2

Section 1.36 is restated its entirely as follows:

1.36	Rule of 65 Retiree.

(a)
The term “Rule of 65 Retiree” means a Participant who terminates employment with a right to a Vested Retirement Pension under Section 5.05, whose Pension Commencement Date occurs after December 31, 1984, and whose age (including proportionate credit for each tenth of a year) at Termination of Employment plus his years of Benefit Service equal or exceed 65.

(b)
The term “Vesting Service” shall be substituted for the term “Benefit Service” in subsection (a) above for Participants who (1) make an election pursuant to Section 2.05(a) in lieu of continuing to accrue Benefit Service under this Plan, or (2) transfer to employment with a Controlled Group Affiliate on or after April 1, 2008; provided that for any Plan Year no more than one year of Service (“Benefit” or “Vesting”) shall be recognized.  Such substitution shall apply from the date the event described in item (1) or (2) occurs.

Amendment 3

Section 2.01 is amended by adding the following provision, to be identified as subsection (c), as follows:

(c)	Notwithstanding subsection (b) of this Section 2.01, or any other provision of the Plan to the contrary, the following rules shall apply effective January 1, 2008:

(1)	no employee who is hired and first performs an Hour of Service for the Company on or after January 1, 2008 shall become eligible to participate in the Plan; and

(2)
no employee who (A) terminated employment with the Company prior to January 1, 2008, and is reemployed at any time thereafter, or (B) is transferred (or re-transferred) to the employment of the Company from an Affiliate on or after January 1, 2008, shall be eligible to participate, or if applicable recommence participation, in the Plan.

Amendment 4

ARTICLE 2 is amended by adding the following provision, to be identified as Section 2.05:

2.05	Special Election - - Plan Participants employed by the Company on January 1, 2008.

(a)
Each Eligible Employee who is employed by the Company on January 1, 2008, and (i) is a Participant in the Plan as of January 1, 2008, or (ii) may become a Participant in the Plan on or prior to January 1, 2009, in accordance with the rules of Section 2.01(b), shall be eligible to make an affirmative, irrevocable election to freeze the accrual of benefits under the Plan as of April 1, 2008 (or, if first eligible to participate after April 1, 2008 to waive participation in the Plan), on the condition that the Participant makes a concurrent election to participate in the “Mandatory Profit Sharing Contribution” feature of the Appleton Papers Inc. Retirement Savings and Employee Stock Ownership Plan (as such term is defined as of April 1, 2008).

(b)
The election described in subsection (a) shall be made in the form and manner prescribed by the Committee.  Such election shall be binding and enforceable as of April 1, 2008, and may not thereafter be rescinded or otherwise terminated, regardless of any subsequent revisions to the Appleton Papers Inc. Retirement Savings and Employee Stock Ownership Plan (including without limitation the Mandatory Profit Sharing Contribution feature).

(c)
The effect of such election shall be to treat the electing Participant in the same manner as a Participant who is in the employ of the Company other than as an Eligible Employee as of April 1, 2008, as described in Section 4.07 pertaining to Hours of Service credited during such period of employment.

Amendment 5

Section 4.04 is amended by adding the following provision, to be identified as subsection (e):

(e)
Notwithstanding any other provision of the Plan to the contrary (including, without limitation, any Appendix or Supplement to the Plan), Benefit Service shall not include any Hours of Service performed after:

(1)	April 1, 2008, in the case of a Participant who has made the election referred to in Section 2.05(a); or

(2)           January 1, 2015, in the case of any other Participant.

Amendment 6

Section 4.07 is amended by restating subsection (b) thereof in its entirety, as follows:

(b)
Upon retirement or other Termination of Employment or death while in the employ of an Affiliate or in the employ of the Company other than as an Eligible Employee, a Participant’s benefit under this Plan (if any) shall be determined as if he had then retired, terminated employment or died for purposes of this Plan, based on his Final Average Monthly Compensation as of first to occur of (1) his date of retirement, (2) Termination of Employment, (3) death, (4) for a Participant who made the election under Section 2.05(a), January 1,2008 or (5) January 1, 2015 for all other Participants, and his Benefit Service and the benefit formula in effect under Article V as of the date of transfer to the Affiliate or to employment other than as an Eligible Employee.

Amendment 7

Section 5.04 is amended by restating subsection (c) thereof in its entirety, as follows:

(c)           If a Participant:

(1)
recovers from his Disability prior to his Disability Pension Starting Date and returns to the employ of the Company or an Affiliate within ninety (90) days after the end of such Disability and prior to working full-time for any other person (disregarding any employment which is primarily for the purpose of rehabilitation), or

(2)	does not recover from his Disability prior to attainment of his Disability Pension Starting Date,

he shall be deemed to have continued as a Participant under the Plan and the period of his Disability prior to his Disability Pension Starting Date shall be treated as Vesting Service and Benefit Service, and Compensation shall be imputed for that period as provided in Section 1.17(c); provided that a Participant (A) who is actively employed on January 1, 2008 and does not make the election described in Section 2.05(a) and (B) whose period of Disability commences on or after January 1, 2008, shall be credited with Benefit Service to the extent provided by this subsection (c) for a period ending on the earlier of (i) such Participant’s Disability Pension Starting Date or (ii) January 1, 2015.

Certificate of Secretary

Appleton Papers Inc.

I, Angela M. Tyczkowski, duly elected and acting Secretary of Appleton Papers Inc., hereby certify that the amendments (attached as Exhibit B) to the Appleton Papers Inc. Retirement Plan was duly adopted at a meeting of the Board of Directors of Appleton Papers Inc. on December 5, 2007.

In witness whereof, I have executed this Certificate on December 7, 2007.

    /s/ Angela M. Tyczkowski
Angela M. Tyczkowski